EXHIBIT (4)(d)

FORM OF POLICY RIDER (RETIREMENT INCOME MAX 1.2 COMPOUNDING)

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this annuity rider is to provide a stream of income payments to the Owner.

You may cancel this rider on or before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in the Rider Data Specifications section applied to the Withdrawal Base. The Withdrawal Base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

Rider Data Specifications

Policy Number:	[12345]
Rider Date:	[01/01/2019]

Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]

	Initial	Maximum
Rider Fee Percentage*:	[1.25%]	[2.50%]

Minimum Benefit Age:	[59]
Valuation Frequency:	[Monthly][based on Rider Date]
Growth Rate Percentage:	[5.50%]

*

The Initial Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up. When an automatic step-up occurs, the Rider Fee Percentage will never be greater than the maximum percentage shown above.

Designated Allocations: If You elect this rider, 100% of Your Policy Value must be in one or more of the Designated Investment Options (or any other option authorized for use with this rider). The Designated Investment Options available may change with prior approval of the New York State Department of Financial Services.

You can generally transfer between the Designated Investment Options as permitted under Your policy; however, You cannot make transfers as provided for in the policy to a non-designated Investment Option (or any other option not authorized for use with this rider) while this rider is in force. If You wish to make a transfer to a non-designated Investment Option, this rider must be terminated, as described in Article IV, prior to making the transfer. You will be notified if there are any changes to the Designated Investment Options.

FRGL18NY-0318(IS)-Rev0119	(1)	(Income-Single)

RIDER DATA SPECIFICATIONS CONTINUED

Guaranteed Lifetime Withdrawal Benefit: The Withdrawal Percentage is determined by the Attained Age and is used to determine the Rider Withdrawal Amount as described in Article III. The Withdrawal Percentages are shown in the table below:

Attained Age	Withdrawal Percentage
[59 – 64]	[4.00	%]
[65 – 79]	[5.00	%]
[80+]	[6.00	%]

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Designated Investment Options

Investment Options authorized for use with this rider and identified by us as Designated Investment Options.

Excess Withdrawal

The excess of a gross withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Rider Anniversary

The anniversary of the Rider Date for each year the rider remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Date

The date, shown in the Rider Data Specifications section, on which this rider becomes effective.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each Rider Quarterversary by the Company.

Rider Quarter

Each three-month period beginning on the Rider Date.

Rider Quarterversary

For each Rider Quarter, the same day of the month as the Rider Date. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base (including the Withdrawal Base Components). This amount will change if the Withdrawal Base changes.

Rider Year

Each twelve-month period following the Rider Date shown in the Rider Data Specifications section. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the Rider Anniversary.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount has no cash value and cannot be taken as a lump sum.

Withdrawal Base Component

The individual elements used collectively to calculate the Withdrawal Base. These elements include the Step-Up Component, the Growth Component and the Growth Basis.

FRGL18NY-0318(IS)-Rev0119	(2)	(Income-Single)

ARTICLE II

RIDER FEES

The Rider Fee is deducted on each successive Rider Quarterversary, on the same day of the month as the Rider Date. If a day does not exist in a given month, the first day of the following month will be used. The fee is calculated at issue and at each subsequent Rider Quarterversary for the upcoming Rider Quarter. A portion of this fee will also be deducted when the rider is terminated. It will be deducted automatically from each subaccount on a pro rata basis. The Initial Rider Fee Percentage and the Maximum Rider Fee Percentage are shown in the Rider Data Specifications section. The Rider Fee Percentage will not change during the first [five] Rider Year(s) and will only change thereafter due to an automatic step-up. You will be notified of any increase in the Rider Fee Percentage.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Withdrawal Base;

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee will be adjusted for additional Premium Payments, Excess Withdrawals made during the Rider Quarter, and when the rider is terminated.

The fee adjustment for additional Premium Payments and Excess Withdrawals is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Withdrawal Base change (i.e. Withdrawal Base after the transaction minus the Withdrawal Base before the transaction);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee adjustment at rider termination is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the negative of the Withdrawal Base (i.e. the Withdrawal Base multiplied by negative one);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s death. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce. In that event this rider will continue provided the Annuitant remains an Owner.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available unless specified within this rider. Also, if the Policy Value equals zero and the rider remains in force, we will, unless instructed otherwise, make payments using the current payment instructions on file with us that are equal to the Rider Withdrawal Amount divided by the frequency of payments. If the Annuitant has attained the Minimum Benefit Age and a systematic payout option is not active at the time the Policy Value equals zero, a payout will be established. Unless instructed otherwise, the default payout frequency will be monthly, unless the amount does not meet the minimum systematic payout requirements in Your policy. If that occurs, we reserve the right to change the frequency and amount in order to meet the minimum systematic payout requirements. If the Minimum Benefit Age has not been attained, payments will begin on the Rider Anniversary following the attainment of the Minimum Benefit Age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. We have the right to reasonably require satisfactory evidence a person is alive if payment is based on that person being alive.

FRGL18NY-0318(IS)-Rev0119	(3)	(Income-Single)

ARTICLE III CONTINUED

While this rider is in force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base of $2,000 or greater.

Any Excess Withdrawal may impact the Withdrawal Base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the Policy Value.

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the Attained Age (age at last birthday) of the Annuitant at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the Annuitant’s attainment of the Minimum Benefit Age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on the Attained Age of the Annuitant at the time of the automatic step-up. The Withdrawal Percentages are shown in the table in the Rider Data Specifications section.

If the Annuitant has not yet attained the Minimum Benefit Age on the Rider Date, the Withdrawal Percentage will be zero until the Rider Anniversary following the Annuitant’s birthday in which they attain the Minimum Benefit Age. Withdrawals prior to age 59 1⁄2 may be subject to the IRS 10% early withdrawal penalty.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the Withdrawal Percentage multiplied by the Withdrawal Base;

2)

is an amount equal to the Required Minimum Distribution (RMD) amount, if any. For riders added on the Policy Date, the RMD during the first Rider Year is based on the initial premium (initial premium could include premium from transfers received after the policy effective date, but must be deemed initial premium). For riders added after the Policy Date, if the policy to which the rider is attached was in force on December 31st of the previous year, the RMD for the first Rider Year is calculated using the year-end Policy Value plus any actuarial present value from the previous year. For riders added after the Policy Date and the policy to which the rider is attached was not in force on December 31st of the previous year, the RMD for the first Rider Year is based on the Policy Value on the Rider Date. After this time, the RMD is calculated based on the rules established by the IRS. The RMD may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS RMDs are required,

B)	the RMDs do not start prior to the Annuitant’s Attained Age 70 1⁄2 ,

C)	the RMDs are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the RMDs are based on age of the Annuitant,

E)	the RMDs are based only on the policy to which this rider is attached,

F)	the RMDs are only for the current Rider Year. Amounts carried over from past Rider Years are not considered, and

G)	no Excess Withdrawals were taken in the previous Rider Year.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount for the Rider Year.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

[Surrender Charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.]

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the Rider Date, the initial Withdrawal Base is equal to the Policy Value [(less any applicable Premium Enhancements if the rider is added in the first Policy Year)]. Thereafter, the Withdrawal Base is equal to the greater of the Step-Up Component and the Growth Component.

FRGL18NY-0318(IS)-Rev0119	(4)	(Income-Single)

ARTICLE III CONTINUED

STEP-UP COMPONENT

The Step-Up Component is used to calculate the Withdrawal Base. It is equal to the Withdrawal Base on the Rider Date. During any Rider Year, the Step-Up Component is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Step-Up Component will equal the greatest of:

1)	the current Step-Up Component;

2)	the Policy Value on the Rider Anniversary; and

3)	the highest Policy Value in the previous Rider Year based on the Valuation Frequency, as shown in the Rider Data Specifications section.

Item 3) from above will be zero if there have been any Excess Withdrawals in the previous Rider Year. For the calculation of the Step-Up Component if a certain date does not exist in a given month, the first day of the following month will be used.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is set equal to item 2 or 3 from the Step-Up Component section. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Rider Fee Percentage and Withdrawal Percentage may be changed due to an automatic step-up, but there will be no increase in the Rider Fee Percentage during the first [five] Rider Year(s). Following the [fifth] Rider Anniversary, the Rider Fee Percentage may be increased if there is an automatic step-up, but will not exceed the Maximum Rider Fee Percentages described in the Rider Data Specifications section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the Rider Fee Percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us; however, You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the Rider Fee Percentage, Withdrawal Base, Step-Up Component or Withdrawal Percentages will also be reversed.

GROWTH COMPONENT

The Growth Component is used to calculate the Withdrawal Base. It is equal to the initial Withdrawal Base on the Rider Date. During any Rider Year, the Growth Component is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Growth Component will equal A plus (B multiplied by C), where:

A)	is the current Growth Component;

B)	is the Growth Basis; and

C)	is the Growth Rate Percentage as shown in the Rider Data Specifications section.

Item C) above will be zero if there have been any withdrawals in the previous Rider Year or after the [10th] Rider Anniversary.

GROWTH BASIS

The Growth Basis is used to calculate the Growth Component. It is equal to the initial Growth Component on the Rider Date. During any Rider Year, the Growth Basis is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals. On each Rider Anniversary, the Growth Basis will be set equal to the current Growth Basis multiplied by (1 plus the Growth Rate Percentage as shown in the Rider Data Specifications section).

The Growth Rate Percentage will be zero if there have been any withdrawals in the previous Rider Year or after the [10th] Rider Anniversary.

AUTOMATIC GROWTH COMPONENT STACKING

On each Rider Anniversary after the Rider Date, the Growth Component will be set equal to the Withdrawal Base if the Withdrawal Base is greater than the Growth Component.

AUTOMATIC GROWTH BASIS RESET

On each Rider Anniversary after the Rider Date, the Growth Basis will be set equal to the Withdrawal Base if the Withdrawal Base is greater than the Growth Basis.

FRGL18NY-0318(IS)-Rev0119	(5)	(Income-Single)

ARTICLE III CONTINUED

WITHDRAWAL BASE COMPONENT ADJUSTMENTS

Gross withdrawals taken in a Rider Year, less than or equal to the Rider Withdrawal Amount, will not reduce any of the Withdrawal Base Components or the Withdrawal Base itself. For each Withdrawal Base Component, Excess Withdrawals will reduce the component value for that withdrawal by the greater of the dollar amount of the Excess Withdrawal or a pro rata amount (possibly to zero) based on each individual component, compared to the Policy Value, both immediately prior to the Excess Withdrawal.

The Withdrawal Base Component Adjustment for each Withdrawal Base Component is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base Component prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant being alive at the time of withdrawal and the amount of the benefit depends on the Attained Age of the Annuitant. Reasonable proof of survival and the date of birth may be required by the Company.

If the Annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal. As such it will impact the Withdrawal Base (including the Withdrawal Base Components) and the Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider would be returned.

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies, this rider will terminate.

In the case of non-spousal joint Owners where an Owner who is not the Annuitant dies, the surviving Owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the Owner’s death and will be equal to the Rider Withdrawal Amount divided by the number of payments made per year. Once the payments begin, no additional Premium Payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

FRGL18NY-0318(IS)-Rev0119	(6)	(Income-Single)

ARTICLE IV CONTINUED

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process a death claim upon the Annuitant’s death;

3)	on or after Your Policy Value reaching zero, and the date of the Annuitant’s death;

4)	the date You elect to receive annuity payments under Your policy;

5)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter);

6)	the date in which an Excess Withdrawal reduces the Policy Value to zero; or

7)	the date any of Your Policy Value is not invested in one of the Designated Investment Options.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

FRGL18NY-0318(IS)-Rev0119	(7)	(Income-Single)

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this annuity rider is to provide a stream of income payments to the Owner.

You may cancel this rider on or before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in the Rider Data Specifications section applied to the Withdrawal Base. The Withdrawal Base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

Rider Data Specifications

Policy Number:	[12345]
Rider Date:	[01/01/2019]

Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]
Annuitant’s Spouse:	[Jane Doe]
Annuitant’s Spouse’s Issue Age:	[35]

	Initial	Maximum
Rider Fee Percentage*:	[1.25%]	[2.50%]

Minimum Benefit Age:	[59]
Valuation Frequency:	[Monthly][based on Rider Date]
Growth Rate Percentage:	[5.50%]

*

The Initial Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up. When an automatic step-up occurs, the Rider Fee Percentage will never be greater than the maximum percentage shown above.

Designated Allocations: If You elect this rider, 100% of Your Policy Value must be in one or more of the Designated Investment Options (or any other option authorized for use with this rider). The Designated Investment Options available may change with prior approval of the New York State Department of Financial Services.

You can generally transfer between the Designated Investment Options as permitted under Your policy; however, You cannot make transfers as provided for in the policy to a non-designated Investment Option (or any other option not authorized for use with this rider) while this rider is in force. If You wish to make a transfer to a non-designated Investment Option, this rider must be terminated, as described in Article IV, prior to making the transfer. You will be notified if there are any changes to the Designated Investment Options.

FRGL18NY-0318(IJ)-Rev0119	(1)	(Income-Joint)

RIDER DATA SPECIFICATIONS CONTINUED

Guaranteed Lifetime Withdrawal Benefit: The Withdrawal Percentage is determined by the Attained Age and is used to determine the Rider Withdrawal Amount as described in Article III. The Withdrawal Percentages are shown in the table below:

Attained Age	Withdrawal Percentage
[59 – 64]	[3.50	%]
[65 - 79]	[4.50	%]
[80+]	[5.50	%]

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Designated Investment Options

Investment Options authorized for use with this rider and identified by us as Designated Investment Options.

Excess Withdrawal

The excess of a gross withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Rider Anniversary

The anniversary of the Rider Date for each year the rider remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Date

The date, shown in the Rider Data Specifications section, on which this rider becomes effective.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each Rider Quarterversary by the Company.

Rider Quarter

Each three-month period beginning on the Rider Date.

Rider Quarterversary

For each Rider Quarter, the same day of the month as the Rider Date. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base (including the Withdrawal Base Components). This amount will change if the Withdrawal Base changes.

Rider Year

Each twelve-month period following the Rider Date shown in the Rider Data Specifications section. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the Rider Anniversary.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount has no cash value and cannot be taken as a lump sum.

Withdrawal Base Component

The individual elements used collectively to calculate the Withdrawal Base. These elements include the Step-Up Component, the Growth Component and the Growth Basis.

FRGL18NY-0318(IJ)-Rev0119	(2)	(Income-Joint)

ARTICLE II

RIDER FEES

The Rider Fee is deducted on each successive Rider Quarterversary, on the same day of the month as the Rider Date. If a day does not exist in a given month, the first day of the following month will be used. The fee is calculated at issue and at each subsequent Rider Quarterversary for the upcoming Rider Quarter. A portion of this fee will also be deducted when the rider is terminated. It will be deducted automatically from each subaccount on a pro rata basis. The Initial Rider Fee Percentage and the Maximum Rider Fee Percentage are shown in the Rider Data Specifications section. The Rider Fee Percentage will not change during the first [five] Rider Year(s) and will only change thereafter due to an automatic step-up. You will be notified of any increase in the Rider Fee Percentage.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Withdrawal Base;

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee will be adjusted for additional Premium Payments, Excess Withdrawals made during the Rider Quarter, and when the rider is terminated.

The fee adjustment for additional Premium Payments and Excess Withdrawals is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Withdrawal Base change (i.e. Withdrawal Base after the transaction minus the Withdrawal Base before the transaction);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee adjustment at rider termination is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the negative of the Withdrawal Base (i.e. the Withdrawal Base multiplied by negative one);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s or the Annuitant’s Spouse’s death, whichever is later. The Annuitant’s Spouse as of the Rider Date is hereafter referred to as the Annuitant’s Spouse. As it pertains to the benefits of this rider, the Annuitant’s Spouse cannot be changed. The Annuitant’s Spouse must be the sole primary beneficiary and/or joint Owner on the policy to which this rider is attached. The only natural Owners allowed on the policy to which this rider is attached are the Annuitant and the Annuitant’s Spouse. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce, or a surviving spouse continues the policy pursuant to the Continuation provision in Article IV. In that event, this rider will continue during the life of the Annuitant provided the Annuitant remains an Owner. Upon divorce, the Annuitant and former spouse may also mutually agree to remove the former spouse as joint Owner or primary beneficiary and by doing so will forfeit any benefits for the former spouse.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available unless specified within this rider. Also, if the Policy Value equals zero and the rider remains in force, we will, unless instructed otherwise, make payments using the current payment instructions on file with us that are equal to the Rider Withdrawal Amount divided by the frequency of payments.

FRGL18NY-0318(IJ)-Rev0119	(3)	(Income-Joint)

ARTICLE III CONTINUED

If the younger of the Annuitant or Annuitant’s Spouse has attained the Minimum Benefit Age and a systematic payout option is not active at the time the Policy Value equals zero, a payout will be established. Unless instructed otherwise, the default payout frequency will be monthly, unless the amount does not meet the minimum systematic payout requirements in Your policy. If that occurs, we reserve the right to change the frequency and amount in order to meet the minimum systematic payout requirements. If the Minimum Benefit Age has not been attained, payments will begin on the Rider Anniversary following the attainment of the Minimum Benefit Age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. We have the right to reasonably require satisfactory evidence a person is alive if payment is based on that person being alive.

While this rider is in force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base of $2,000 or greater.

Any Excess Withdrawal may impact the Withdrawal Base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the Policy Value.

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the Attained Age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the younger of the living spouse’s attainment of the Minimum Benefit Age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on the Attained Age of the younger of the living spouses at the time of the automatic step-up. The Withdrawal Percentages are shown in the table in the Rider Data Specifications section.

If the younger of the Annuitant and the Annuitant’s Spouse has not yet attained the Minimum Benefit Age on the Rider Date, the Withdrawal Percentage will be zero until the Rider Anniversary following the younger of the living spouse’s birthday in which they attain the Minimum Benefit Age. Withdrawals prior to age 59 1⁄2 may be subject to the IRS 10% early withdrawal penalty.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the Withdrawal Percentage multiplied by the Withdrawal Base;

2)

is an amount equal to the Required Minimum Distribution (RMD) amount, if any. For riders added on the Policy Date, the RMD during the first Rider Year is based on the initial premium (initial premium could include premium from transfers received after the policy effective date, but must be deemed initial premium). For riders added after the Policy Date, if the policy to which the rider is attached was in force on December 31st of the previous year, the RMD for the first Rider Year is calculated using the year-end Policy Value plus any actuarial present value from the previous year. For riders added after the Policy Date and the policy to which the rider is attached was not in force on December 31st of the previous year, the RMD for the first Rider Year is based on the Policy Value on the Rider Date. After this time, the RMD is calculated based on the rules established by the IRS. The RMD may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS RMDs are required,

B)	the RMDs do not start prior to the Annuitant’s Attained Age 70 1⁄2,

C)	the RMDs are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the RMDs are based on age of the Annuitant or the Annuitant’s Spouse if the Annuitant is deceased,

E)	the RMDs are based only on the policy to which this rider is attached,

F)	the RMDs are only for the current Rider Year. Amounts carried over from past Rider Years are not considered, and

G)	no Excess Withdrawals were taken in the previous Rider Year.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount for the Rider Year.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

[Surrender Charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.]

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ARTICLE III CONTINUED

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the Rider Date, the initial Withdrawal Base is equal to the Policy Value [(less any applicable Premium Enhancements if the rider is added in the first Policy Year)]. Thereafter, the Withdrawal Base is equal to the greater of the Step-Up Component and the Growth Component.

STEP-UP COMPONENT

The Step-Up Component is used to calculate the Withdrawal Base. It is equal to the Withdrawal Base on the Rider Date. During any Rider Year, the Step-Up Component is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Step-Up Component will equal the greatest of:

1)	the current Step-Up Component;

2)	the Policy Value on the Rider Anniversary; and

3)	the highest Policy Value in the previous Rider Year based on the Valuation Frequency, as shown in the Rider Data Specifications section.

Item 3) from above will be zero if there have been any Excess Withdrawals in the previous Rider Year. For the calculation of the Step-Up Component if a certain date does not exist in a given month, the first day of the following month will be used.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is set equal to item 2 or 3 from the Step-Up Component section. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Rider Fee Percentage and Withdrawal Percentage may be changed due to an automatic step-up, but there will be no increase in the Rider Fee Percentage during the first [five] Rider Year(s). Following the [fifth] Rider Anniversary, the Rider Fee Percentage may be increased if there is an automatic step-up, but will not exceed the Maximum Rider Fee Percentage described in the Rider Data Specifications section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the Rider Fee Percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us; however You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the Rider Fee Percentage, Withdrawal Base, Step-Up Component or Withdrawal Percentage will also be reversed.

GROWTH COMPONENT

The Growth Component is used to calculate the Withdrawal Base. It is equal to the initial Withdrawal Base on the Rider Date. During any Rider Year, the Growth Component is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Growth Component will equal A plus (B multiplied by C), where:

A)	is the current Growth Component;

B)	is the Growth Basis; and

C)	is the Growth Rate Percentage as shown in the Rider Data Specifications section.

Item C) above will be zero if there have been any withdrawals in the previous Rider Year or after the [10th] Rider Anniversary.

GROWTH BASIS

The Growth Basis is used to calculate the Growth Component. It is equal to the initial Growth Component on the Rider Date. During any Rider Year, the Growth Basis is increased by subsequent Premium Payments [(not including any Premium Enhancements)] and is reduced for Excess Withdrawals. On each Rider Anniversary, the Growth Basis will be set equal to the current Growth Basis multiplied by (1 plus the Growth Rate Percentage as shown in the Rider Data Specifications section).

The Growth Rate Percentage will be zero if there have been any withdrawals in the previous Rider Year or after the [10th] Rider Anniversary.

AUTOMATIC GROWTH COMPONENT STACKING

On each Rider Anniversary after the Rider Date, the Growth Component will be set equal to the Withdrawal Base if the Withdrawal Base is greater than the Growth Component.

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ARTICLE III CONTINUED

AUTOMATIC GROWTH BASIS RESET

On each Rider Anniversary after the Rider Date, the Growth Basis will be set equal to the Withdrawal Base if the Withdrawal Base is greater than the Growth Basis.

WITHDRAWAL BASE COMPONENT ADJUSTMENTS

Gross withdrawals taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will, not reduce any of the Withdrawal Base Components or the Withdrawal Base itself. For each Withdrawal Base Component, Excess Withdrawals will reduce the component value for that withdrawal by the greater of the dollar amount of the Excess Withdrawal or a pro rata amount (possibly to zero) based on each individual component, compared to the Policy Value, both immediately prior to the Excess Withdrawal.

The Withdrawal Base Component Adjustment for each Withdrawal Base Component is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base Component prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant or Annuitant’s Spouse being alive at the time of withdrawal and the amount of the benefit depends on the Attained Age of the Annuitant and Annuitant’s Spouse. Reasonable proof of survival and the date of birth may be required by the Company.

If the younger of the spouses’ ages has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal. As such it will impact the Withdrawal Base (including the Withdrawal Base Components) and the Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider would be returned.

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues until the death of the surviving spouse.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

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ARTICLE IV CONTINUED

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process a death claim upon the later of Annuitant’s or Annuitant’s Spouse’s death;

3)	on or after Your Policy Value reaching zero, and the later of the Annuitant’s or Annuitant’s Spouse’s date of death;

4)	the date You elect to receive annuity payments under Your policy;

5)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter);

6)	the date in which an Excess Withdrawal reduces the Policy Value to zero; or

7)	the date any of Your Policy Value is not invested in one of the Designated Investment Options.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

FRGL18NY-0318(IJ)-Rev0119	(7)	(Income-Joint)